UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 18, 2020
Mitcham Industries, Inc.
_________________________________________
(Exact name of registrant as specified in its charter)

Texas	001-13490	76-0210849
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2002 Timberloch Place, Suite 400, The Woodlands, Texas		77380
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	936-291-2277
______________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock - $0.01 par value per share	MIND	The NASDAQ Stock Market LLC
Series A preferred Stock - $1.00 par value per share	MINDP	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [  ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01. Other Events

Mitcham Industries, Inc. (“Mitcham”) is providing the following update on its business operations. On March 18, 2020, our facility in Malaysia closed for a two-week period as mandated by the Malaysian government in light of the global outbreak of the Coronavirus Disease 2019 (“COVID-19”). Mitcham cannot predict whether such closure may be extended or whether additional action may be taken by the Malaysian government. Management of the Company does not believe the current two-week closure will have a material adverse effect upon the Company or its liquidity, financial condition, and results of operations; however, if the closure is extended or any other facilities are closed, there could be a material adverse effect upon the Company or its liquidity, financial condition, and results of operations.

In addition, due to the uncertainty regarding the impact of the spread of COVID-19, Mitcham is supplementing the risk factor disclosure contained in its Securities and Exchange Commission filings. Accordingly, Mitcham’s risk factor disclosure is hereby updated as follows:

Mitcham faces risks related to health epidemics and other outbreaks, including the recent spread of the COVID-19 or novel coronavirus, or fear of such an event.

Our business could be adversely affected by a widespread outbreak of contagious disease, including the recent outbreak of respiratory illness caused by a COVID-19. The spread of COVID-19 is currently impacting countries and communities where we have facilities and employees, as well as those where our suppliers and customers have operations. We are monitoring the outbreak of COVID-19 and taking certain steps deemed necessary to mitigate risks to us, our employees, business associates and communities. To date, the spread of COVID-19 has not had a material impact on Mitcham. However, on March 18, 2020, our facility in Malaysia was closed for a two-week period mandated by the Malaysian government. We cannot predict whether there will be additional closures at any of our facilities, including an extension of the closure mandated by the Malaysian government, or other interruptions or impact to our business activities from the spread of COVID-19. Furthermore, our reliance on third-party suppliers, contract manufacturers, and service providers exposes us to possibility of further delay or interruption of our operations. We are unable to accurately predict the impact that COVID-19 will have on our business due to various uncertainties, including the ultimate geographic spread of COVID-19, the severity of the disease, the duration of the outbreak, and actions that may be taken by governmental authorities in the countries and communities where we, our suppliers, or our customers have operations. If there are extended or additional facility closures, or other interruptions to our business, including as a result of impact on third-party suppliers, contract manufacturers and service providers, related to the spread of COVID-19, such disruptions could have a material adverse impact on our liquidity, financial condition, and results of operations.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mitcham Industries, Inc.

March 23, 2020	By:	/s/ Robert P. Capps

Name: Robert P. Capps
Title: Co-Chief Executive Officer, Executive Vice President-Finance and Chief Financial Officer